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                                  EXHIBIT 10.2


                        DIRECTOR NONCOMPETITION AGREEMENT

        This Director Noncompetition Agreement ("Director Agreement"), dated as of October 20, 1998, is between GLACIER BANCORP, INC. ("Glacier"), BIG SKY WESTERN BANK ("Big Sky"), and the undersigned, each of whom is a Director ("Director") of Big Sky.

                                    RECITALS

A. Glacier and Big Sky have entered into a Plan and Agreement of Share Exchange (the "Agreement"), dated as of October 20, 1998, under which all the outstanding shares of Big Sky common stock will be exchanged for common stock shares of Glacier.

B. The obligation of Glacier to consummate the transactions contemplated by the Agreement are conditioned on its receipt of noncompetition agreements from all directors of Big Sky.

C. Glacier, Big Sky, and Director believe that the future success and profitability of Big Sky require that existing directors of Big Sky be available to continue to serve as directors of Big Sky and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

                                    AGREEMENT

        In consideration of Glacier's performance under the Agreement, Director agrees as follows:

1. DEFINITIONS. Capitalized terms not defined in this Director Noncompetition Agreement ("Director Agreement"), have the meaning assigned to those terms in the Agreement. The following definitions also apply to this Director Agreement:

        a. Competing Business. "Competing Business" means any financial institution or trust company that competes or will compete within the Covered Area with Glacier, Big Sky or any of their subsidiaries or affiliates. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

        b.      Covered Area. Flathead and Gallatin Counties in Montana.

        c. Term. The Term of this Director Agreement begins at Closing and will end three years after Closing.

2. AVAILABILITY. Director will be available to serve, at Glacier's request, as a director of Big Sky for a period of at least one year after Closing.


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3.      PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 6, during the Term of this Director Agreement, Director will not become involved, directly or indirectly, as a stockholder, member, partner, director, officer, manager, investor, organizer, "founder", consultant, agent, or representative of a Competing Business.

4. NO SOLICITATION. During the Term of this Director Agreement, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of Big Sky, Glacier or any of its Subsidiaries, to leave their employment or participate in any manner in a Competing Business, or (2) any customers of Big Sky, Glacier or any of its Subsidiaries, to remove their business from Big Sky, Glacier or any of its Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5. CONFIDENTIAL INFORMATION. During and after the Term of this Director Agreement, Director will not disclose any confidential information of Glacier, Big Sky or any of their Subsidiaries, obtained by the Director while serving as a director of Big Sky, Glacier or any of their Subsidiaries.

6. EMPLOYMENT OUTSIDE COVERED AREA. Nothing in this Director Noncompetition Agreement prevents the Director from accepting employment outside the Covered Area from a Competing Business, if, during the Term, the
        Director: (a) will not act as an employee or other representative or agent of the Competing Business within the Covered Area and (b) will have no responsibilities for the Competing Business' operations within the Covered Area.

7. PASSIVE INTEREST. Nothing in this Director Agreement prevents the Director from owning 2% or less of any class of security of a Competing Business.

8. REMEDIES. Any breach of this Agreement by Director entitles Glacier and Big Sky, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

9. GOVERNING LAW AND ENFORCEABILITY. This Director Agreement is governed by Montana State law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions.



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10.     COUNTERPARTS. The parties may execute this Agreement in one or more counterparts. All the counterparts will be construed together and will constitute one Agreement.

SIGNED as of October 20, 1998:

Director:


----------------------------------------------------    --------------------------------------------------
George B. Hagar                                         Herbert A. Kern


----------------------------------------------------    --------------------------------------------------
Robert L. Kester                                        Stewart R. Kester


----------------------------------------------------    --------------------------------------------------
O. Taylor Middleton                                     Michael F. Richards


----------------------------------------------------    --------------------------------------------------
Michael Scholz                                          Beatrice R. Taylor

GLACIER BANCORP, INC.

By /s/ MICHAEL J. BLODNICK
   --------------------------
Name: Michael J. Blodnick
Title: President and CEO
BIG SKY WESTERN BANK

By  /s/ ROBERT L. KESTER
    -------------------------
Name: Robert L. Kester
Title: Chairman and CEO




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